UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2022

AEROVIRONMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33261	95-2705790
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

241 18th Street South, Suite 415
Arlington, Virginia	22202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 520-8350

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	AVAV	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 11, 2022, AeroVironment, Inc. (the “Company”) executed a new lease (the “Lease”) with BCORE Defender CA1W03, LLC (the “Landlord”) for certain premises consisting of approximately 105,083 square feet located at 85 Moreland Road, Simi Valley, CA 93065. The Lease will commence on July 1, 2022, after the expiration of the term of the Company’s existing lease for such premises which expires on June 30, 2022. The Lease expires on June 30, 2025, unless earlier terminated.

The base monthly rent during the Lease term is as follows:

Period	Base Monthly Rent
7/1/2022 – 6/30/2023	$99,828.85
7/1/2023 – 6/30/2024	$103,322.86
7/1/2024 – 6/30/2025	$106,939.16

The Company will also be responsible for its proportionate share of the building’s operating expenses, including property taxes.

The foregoing description of the Lease does not purport to be complete and is qualified in its entirety by reference to the complete text of such document, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended April 30, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROVIRONMENT, INC.

Date: March 17, 2022	By:	/s/ Melissa Brown
Melissa Brown
VP, General Counsel & Chief Compliance Officer